AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2006


                                                     REGISTRATION NO. 333-132282


                                UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                               AMENDMENT NO. 5


                                  FORM SB-2

                           REGISTRATION STATEMENT

                                  UNDER THE

                           SECURITIES ACT OF 1933

                        PREMIER ALLIANCE GROUP, INC.

                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

          NEVADA                     7371                      20-0443575
 (STATE OR JURISDICTION      (PRIMARY STANDARD              (I.R.S. EMPLOYER
   OF INCORPORATION OR    INDUSTRIAL CLASSIFICATION        IDENTIFICATION NO.)
      ORGANIZATION)              CODE NUMBER)


          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)


                           4521 SHARON ROAD, SUITE 300
                         CHARLOTTE, NORTH CAROLINA28211
                                 (704) 521-8077

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:


                            MICHAEL H. FREEDMAN, ESQ.
                    LAW OFFICES OF MICHAEL H. FREEDMAN, PLLC
                                11 BAYSIDE AVENUE
                         PORT WASHINGTON, NEW YORK 1105
                                 (516) 767-1697

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As Soon As Practicable After This Registration Statement Becomes Effective.

If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest re-investment plans, check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is to be made pursuant to Rule 434, please check the following box. [_]



                         CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED             PROPOSED
                                                                        MAXIMUM              MAXIMUM
                                                      AMOUNT TO BE      OFFERING PRICE       AGGREGATE            AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE          REGISTERED        PER                  OFFERING             REGISTRATION
                   REGISTERED                                           SECURITY(1)          PRICE                FEE
Common Stock, $.001 par value per share (3)             5,790,098            $0.75           $4,342,574           $464.65

Common Stock, $.001 par value per share (4)              617,598             $0.75           $  463,199           $ 49.56

Common Stock, $.001 par value per share (5)              617,598             $0.75           $  473,199           $ 49.56

Common Stock, $.001 par value per share (6)              289,291             $0.75           $  216,968           $ 23.22

Total                                                   7,314,585                            $5,485,940           $587.00

(1)  This price was arbitrarily determined by Premier Alliance Group Inc.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3)  Represents  Common Stock held by Selling  Securityholders.

(4)  Represents  Common Stock underlying  Class A Preferred  Stock.

(5)  Represents    Common   Stock   underlying    warrants   held   by   Selling
     Securityholders.

(6)  Represents   Common   Stock   underlying   an  option  held  by  a  Selling
     Securityholder

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada corporation law provides that:

(a)      a corporation may indemnify any person who was or is a party or is
=== threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(b)      a corporation may indemnify any person who was or is a party or is
=== threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(c)      to the extent that a director, officer, employee or agent of a
=== corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

                        NATURE OF EXPENSE                    AMOUNT
                        -----------------                    ------
                    SEC Registration fee              $587
                    Transfer Agent Fees               $-------               *
                    Accounting fees and Expenses      $5,000                 *
                    Legal fees and expenses           $15,000                *
                    Printing fees and expenses        $10,000                *


                    Total                             $30,587                *

           * Estimated


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


ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

On November 5, 2004,  pursuant  to our merger  with Old  Premier,  we issued (a)
5,168,124 shares of common stock to five former Old Premier shareholders, consisting of former executive officers, directors and affiliates of Old Premier, and (b) 617,598 shares of preferred stock to 12 former shareholders of Old Premier, all of whom represented that they were accredited investors, in exchange for all the outstanding capital stock of Old Premier, pursuant to
Section 4(2) of the Securities Act. This exchange did not involve a public offering, no commissions were paid, no general solicitation occurred, and each of the former Old Premier shareholders were accredited investors with access to information about the Company.

Pursuant to a private placement memorandum dated April 14, 2004, Old Premier issued 617,598 units to twelve accredited investors, each unit consisting of 617,598 shares of Class A preferred stock and 617,598 Warrants, raising gross proceeds of $617,598, pursuant to Regulation D and Section 4(2) of the Securities Act.

In June 2004, Old Premier issued a stock option to a consultant of Old Premier for the purchase of 289,291 shares of common stock at an exercise price of to be determined by marker conditions at the time of exercise. The option was issued for services rendered pursuant to Section 4(2) of the Securities Act.

On August 27,  2003,  we issued  2,300,000  shares of common  stock  pursuant to
Section 4(2) of the Securities Act to eight individuals and entities for services rendered in connection with the operations of the Company prior to the merger with Old Premier.

ITEM 27.          EXHIBITS

         The following exhibits are filed as a part of, or incorporated by reference into, this report.

         No.      Description

         3.1      Articles  of  incorporation   (incorporated  by  reference  to
                  exhibit 3.1 to Form 10-SB of the registrant filed with the Commission on December 12, 2003).

         3.2 Certificate of designations, powers, preferences and other rights and qualifications of the Class A convertible preferred stock (incorporated by reference to exhibit 3.1 to current report on Form 8-K of the registrant filed with the Commission on November 19, 2004).

         3.3 Bylaws (incorporated by reference to exhibit 3.2 to Form 10-SB of the registrant filed with the Commission on December 12,
                  2003).

         5.1 Opinion of Law Offices of Michael H. Freedman, PLLC regarding the legality of the securities being registered and consent for use.

         10.1 Share exchange agreement dated as of October 12, 2004, between the registrant, Premier Alliance Group, Inc., and the individual shareholders of Premier Alliance Group, Inc. (incorporated by reference to exhibit 10.1 to current report on Form 8-K of the registrant filed with the Commission on October 18, 2004)

         10.2 Merger agreement dated as of October 29, 2004, between the registrant and Premier Alliance Group, Inc. (incorporated by reference to exhibit 10.1 to current report on Form 8-K of the registrant filed with the Commission on November 12, 2004).

         10.3 Form of warrant issued to holders of shares of Class A convertible preferred stock (incorporated by reference to exhibit 10.3 to Form 10-KSB of the registrant filed with the Commission on March 31, 2005).

         10.4 Lease Agreement incorporated by reference to exhibit 10.4 to Form 10KSB/A filed with the commission on April 27, 2006.

         23.1     Auditors' Consent, included herewith.

         23.2     Attorney's Consent, included herewith as part of Exhibit 5.1

         24.1 Power of Attorney (contained on the signature pages of this registration statement).

ITEM 28.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

         (a) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

         (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (c) to include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         (a) If the registrant is relying on Rule 430B (ss.230.430B of this chapter):

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or
                  (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii),
                  or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in rule 430B, for liability purposes of the issuer and any person that is at that an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (b) If the registrant is subject to Rule 430C (ss.230.430C of this chapter) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i)  Any   preliminary   prospectus   or   prospectus  of  the
                  undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Charlotte, North Carolina, on August 14, 2006.


                                     PREMIER ALLIANCE GROUP, INC.

                                     BY:    /s/ MARK S. ELLIOTT
                                        -------------------------------------
                                                MARK S. ELLIOTT, PRESIDENT


                              POWER OF ATTORNEY

         Each person whose signature appear below  constitutes and appoints Mark
S. Elliott his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorney-in-fact and agent shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         In accordance with the requirements of the Securities Act, this Registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                TITLE                                       DATE



/s/MARK S. ELLIOTT       CHIEF EXECUTIVE OFFICER, CHIEF          August 14, 2006
---------------------    FINANCIAL OFFICER, PRESIDENT, AND
MARK S. ELLIOTT          DIRECTOR (PRINCIPAL EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER)


/s/ROBERT N. YEARWOOD    VICE PRESIDENT - CORPORATE DEVELOPMENT, August 14, 2006
---------------------    AND DIRECTOR
ROBERT N. YEARWOOD


/s/KEVIN J. HASENFUS     VICE PRESIDENT - BUSINESS DEVELOPMENT,  August 14, 2006
---------------------    AND DIRECTOR
KEVIN J. HASENFUS


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